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                                                                    Exhibit 23.5


      CONSENT OF HACKER, JOHNSON, COHEN & GRIEB, PA, INDEPENDENT AUDITORS

     We consent to the reference to our firm as experts under the caption "Independent Auditors" in this Post Effective Amendment No. 1 to the Registration Statement and related Prospectus of F.N.B. Corporation on Form S-3 (No. 333-46581) and to the incorporation by reference therein of our report dated January 9, 1998 on our audits of the financial statements of Seminole Bank at December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and of our report dated January 9, 1998 except for Note 18, as to which the date is April 6, 1998, on our audits of the financial statements of Citizens Holding Corporation and subsidiaries at December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which reports have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1997 by reference in the Current Report on Form 8-K dated October 29, 1998 filed with the Securities and Exchange Commission.


                                         /s/ HACKER, JOHNSON, COHEN & GRIEB, PA

Tampa, Florida
February 9, 1999